Exhibit 3.4

BYLAWS

OF

HUNTING DOG CAPITAL CORP.

ARTICLE I

Offices

Section 1.01. Registered Office. Unless and until otherwise determined by the Board of Directors of Hunting Dog Capital Corp. (the “Corporation”), the registered office of the Corporation in the State of Delaware shall be at the office of The Corporation Trust Company. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

Section 1.02. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Stockholders

Section 2.01. Place of Meetings. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation (“Directors”) and for the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.03. Special Meetings. Except as otherwise required by applicable law or provided in the certificate of incorporation of the Corporation (as it may be amended and restated from time to time, the “Certificate of Incorporation”) or these Bylaws, special meetings of stockholders for any purpose or purposes may be called by any of (i) the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the President, (iv) the Chief Executive Officer, or (v) solely to the extent required by this Section 2.03, the Secretary of the Corporation (the “Secretary”). A meeting shall be called by the Secretary upon written request to the Secretary by the record holder or holders of at least ten percent of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in these Bylaws (such request, a “Stockholder Meeting Request”). A special meeting of stockholders may be held at such date, time, and place as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety days after the Special Meeting Request is received by the Secretary. In fixing a date, time, and place for any special meeting of stockholders, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting, and any plan of the Board of Directors to call an annual meeting or other special meeting. The Board of Directors may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

A Stockholder Meeting Request shall be delivered to the Secretary and shall be signed by each stockholder of record, or a duly authorized agent of such stockholder, requesting the special meeting and by each of the beneficial owners, if any, on whose behalf the Stockholder Meeting Request is being made. The Stockholder Meeting Request shall be accompanied by a written notice setting forth the information required by paragraph (A)(3) of Section 2.13 of these Bylaws as to the business proposed to be conducted at the special meeting, as to the stockholder(s) proposing such business, as to any nominations proposed to be presented at the special meeting, and as to the stockholder(s) proposing such nominations. In addition to the foregoing, a Stockholder Meeting Request must include (x) documentary evidence of the number of shares of common stock owned by the requesting stockholder(s) as of the date on which the Stockholder Meeting Request is delivered to the Secretary, provided that, if the stockholder submitting the Stockholder Meeting Request is not the beneficial owner of such shares, then to be valid, the Stockholder Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Stockholder Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date on which the Stockholder Meeting Request is delivered to the Secretary) of the number of shares of common stock owned by the beneficial owner(s) as of the date on which the Stockholder Meeting Request is delivered to the Secretary; (y) an acknowledgment of the requesting stockholder(s) that any disposition by such stockholder(s) after the date of the Stockholder Meeting Request of any shares of the Corporation’s common stock shall be deemed a revocation of the Stockholder Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (z) a commitment by such stockholder(s) to continue to satisfy the Requisite Percentage through the date of the requested special meeting of stockholders and to notify the Corporation upon any disposition of any shares of the Corporation’s common stock. The requesting stockholder(s) shall certify in writing on the day prior to the requested special meeting of stockholders as to whether the requesting stockholder(s) continues to satisfy the Requisite Percentage. In addition to the foregoing, the requesting stockholder(s) shall promptly provide any other information reasonably requested by the Corporation.

In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Stockholder Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary. If, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the requesting stockholder(s) who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

At any special meeting requested by stockholders, the business transacted shall be limited to the purpose(s) stated in the Stockholder Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 2.03, a special meeting of stockholders requested by stockholders shall not be held if (i) the business specified in the Special Meeting Request is not a proper subject for stockholder action under applicable law (as determined by the Board of Directors); (ii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety days after the Secretary receives the Stockholder Meeting Request and the Board of Directors determines that the business of such meeting includes the business specified in the Stockholder Meeting Request; (iii) the Stockholder Meeting Request is received by the Secretary during the period commencing ninety days before the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; (iv) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within ninety days before receipt by the Secretary of the Stockholder Meeting Request (and, for purposes of this clause (iv), the nomination, election, or removal of Directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election, or removal of Directors, the changing the size of the Board of Directors, and the filling of vacancies and/or newly created directorships), or (v) the Stockholder Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

2

Section 2.04. Notice. Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting of stockholders shall be given stating the place, date, and time of such meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting or any adjournment thereof (if such record date is different from the record date for determining the stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held. Except as otherwise required by applicable law, the notice of any meeting shall be given to each stockholder entitled to notice of the meeting as of the record date for determining stockholders entitled to notice of the meeting, not less than ten nor more than sixty days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If, before the time of transmittal of notice, the Secretary shall have received from any stockholder a written request that notices intended for such stockholder are to be transmitted to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be transmitted to the address designated in such request.

Whenever notice is required to be given to any stockholder to whom (1) notice of two consecutive annual meetings, and all notice of meetings to such person during the period between such two consecutive annual meetings or (2) all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a twelve-month period have been mailed addressed to such person at his or her address as shown on the records of the Corporation and have been returned because undeliverable, the giving of notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 2.04.

Section 2.05. Waiver of Notice. Any waiver of notice of any annual or special meeting of stockholders given by the stockholder entitled to notice, whether before or after such meeting, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice thereof. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.06. Adjournments. Any stockholders’ meeting, annual or special, whether or not a quorum (as defined in Section 2.07 hereinafter) is present, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the date, time, and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting in accordance with the requirements of Section 2.04 hereof shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

3

Section 2.07. Quorum. Except as otherwise required by applicable law, the holders of a majority of the outstanding shares of stock entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting; provided that, where a separate vote by a class or series of the Corporation’s stock is required for any matter, a quorum shall consist of the holders of a majority of the outstanding shares of such class or series entitled to vote with respect to such matter, present in person or represented by proxy. If, however, such quorum shall not be present, the stockholders entitled to vote at the meeting, present in person or represented by proxy, may, by a majority in voting power thereof, adjourn the meeting from time to time in accordance with Section 2.06 of these Bylaws until a quorum shall be present. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.08. Voting. Except as otherwise required by applicable law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share held by such stockholder that has voting power upon the matter in question. All matters presented to the stockholders at a meeting at which a quorum is present, other than the election of Directors, shall be decided by the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the matter, except where a different vote is otherwise required by applicable law, the Certificate of Incorporation, these Bylaws, or the rules or regulations of any stock exchange applicable to the Corporation, in which case such required vote shall be the required vote on such matter. Directors shall be elected by a plurality of the votes of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.09. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before or at such meeting, as the Board of Directors may require. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 2.10. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in his or her absence by a Vice President or Senior Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.11. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. A list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence of the stockholders entitled to examine the list of stockholders required by this Section 2.11, or to vote in person or by proxy at any meeting of stockholders.

4

Section 2.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting of stockholders, to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the participants of the meeting that a nomination or matter or business was not properly brought before the meeting, and if the chairman should so determine, he or she shall so declare to the participants of the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any duly authorized committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election or proposed business and who complies with the notice procedures set forth in this Section 2.13.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.13, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day, nor earlier than the close of business on the one hundred twentieth day, before the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day before such annual meeting and not later than the close of business on the later of the ninetieth day before such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

5

(3) Such stockholder’s notice required by paragraph (A)(2) of this Section 2.13 shall set forth: (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) with respect to a nomination, any material interest of such stockholder and/or such beneficial owner, if any, in such nomination, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (viii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (b) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, address and principal occupation of such person, (ii) the number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (iii) a description of any agreement, arrangement, or understanding with respect to the nomination entered into by such person and any others acting in concert with such person, (iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, with respect to securities of the Corporation, (v) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, (vi) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (vii) such person’s written representation that such person (A) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, in each case in connection with candidacy, election or service as a director of the Corporation, other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or election as a director (but not in connection with service as a director) or any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a director), (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question and (C) if elected as a director of the Corporation, will comply with all policies and guidelines of the Corporation that are applicable to directors of the Corporation; and (c) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The Corporation may require any proposed nominee to furnish such other information as the Corporation may desire to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

6

(4) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.13 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any duly authorized committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, who is entitled to vote at the meeting and with respect to such directorship(s) subject to election, and who complies with the notice procedures set forth in this Section 2.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors and with respect to such directorship(s) subject to election may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder provides written notice setting forth the information required by paragraph (A)(3) of this Section 2.13 and delivers such notice to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day before such special meeting and not later than the close of business on the later of the ninetieth day before such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder who has nominated persons for election to the Board of Directors pursuant to a Special Meeting Request in accordance with Section 2.03 is not required to separately satisfy the requirements of this paragraph (B) of Section 2.13 with respect to such nomination.

7

(C) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by applicable law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(3)(a)(vii) of this Section 2.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder, or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting.

(3) For purposes of this Section 2.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(4) Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.13; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.13 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.13 shall be the exclusive means for a stockholder to make nominations or submit business other than nominations (other than as provided in Section 2.03). Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

8

Section 2.14. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be officers, employees or agents of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

Board of Directors

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of Incorporation, or these Bylaws required to be exercised or done by the stockholders.

Section 3.02. Number and Term. Subject to the rights of the holders of any class or series of stock then outstanding, and except as otherwise provided in the Certificate of Incorporation, the number of Directors shall be determined from time to time by the Board of Directors. Directors need not be stockholders. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, the Directors shall be elected at the annual meeting of the stockholders for a term expiring at the next annual meeting of the stockholders, provided however, that the Directors appointed at the first meeting of the Board of Directors shall serve a term expiring at the next annual meeting held after they have been in office for three years. Each Director elected shall hold office until such Director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Section 3.03. Resignation. Any Director may resign from the Board of Directors or any committee thereof at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman, if any, or the Secretary and, in the case of a committee, to the committee chair of such committee, if any. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 3.04. Removal. Any Director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of the holders of at least seventy-five percent of the voting power of the shares of stock then entitled to vote at an election of directors.

Section 3.05. Vacancies and Newly Created Directorships. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the number of Directors or from any other cause (other than any Directors elected or designated in the manner described in the next sentence) may be filled by, and only by, a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director. Any Director chosen to fill a vacancy or a newly created directorship shall have a term expiring at the next annual meeting and shall hold office until such Director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the authorized number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3.06. Place of Meetings. Directors of the Corporation may hold their meetings, both regular and special, at such places as the Board of Directors may determine.

9

Section 3.07. Regular Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice as soon as practicable after each annual meeting of stockholders, unless the Board of Directors shall have transacted all such business by written consent pursuant to Section 3.12 hereof. Other regular meetings of the Board of Directors may be held at such places and at such times as the Board of Directors may from time to time determine.

Section 3.08. Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board of Directors or by a majority of the Board of Directors.

Section 3.09. Notice of Meetings. Notice of each regular meeting of the Board of Directors held pursuant to this Section 3.09 on a date and at a time previously furnished to the Board of Directors shall not be required. Notice of each special meeting of the Board of Directors shall be given by the Secretary or the person calling the meeting at least twenty-four hours before the special meeting. Notice may be given in writing and delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation, by telecopier, by telephone, or by other means of electronic transmission. A waiver of notice, whether in writing or by electronic transmission, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in any waiver of notice thereof. Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when such Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

Section 3.10. Quorum. At all meetings of the Board of Directors, the presence of a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by applicable law. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11. Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board of Directors, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers that may require it.

Section 3.12. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice, and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board of Directors or such committee. Such consent shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 3.13. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

10

Section 3.14. Compensation. Directors who are not employees of the Corporation shall receive a retainer for their services as such, together with expenses related to their services, including attendance at each regular or special meeting of the Board of Directors, the amount of such retainer to be authorized by resolution of the Board of Directors.

Section 3.15. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.16. Chairman of the Board of Directors. The Chairman of the Board of Directors shall have the power to call special meetings of stockholders, to call special meetings of the Board of Directors, and, if present, to preside at all meetings of stockholders and all meetings of the Board of Directors. The Chairman shall see that all orders and resolutions of the Board of Directors are carried into effect, shall perform such other duties incident to the office of Chairman and shall perform all such other duties and have such other powers as may from time to time be assigned to him or her by the Board of Directors or these Bylaws.

ARTICLE IV

Officers

Section 4.01. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also elect a Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents or Senior Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may determine. Any two or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person.

Section 4.02. Election; Term; Removal. The officers of the Corporation shall be elected by the Directors. Each officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the vote of the Board of Directors. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Directors, the Chairman, the Chief Executive Officer, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

11

Section 4.03. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or by resolution of the Board of Directors and, to the extent not so provided, as generally pertains to their respective offices, subject to the control of the Board of Directors.

Section 4.04. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.05. Chief Executive Officer. The Chief Executive Officer, in the absence or disability of the Chairman of the Board of Directors, shall perform the duties and exercise the powers of the Chairman of the Board of Directors. The Chief Executive Officer of the Corporation shall have general and active management responsibilities of the business and affairs of the Corporation, shall perform such other duties incident to the office of the Chief Executive Officer, and shall perform all such other duties and have such other powers as may from time to time be assigned to him or her by the Board of Directors or these Bylaws. Subject to the orders and resolutions of the Board of Directors, the Chief Executive Officer shall have authority to execute any deed, conveyance, mortgage, guarantee, lease, obligation, bond, certificate, contract, or other paper or instrument of the Corporation; to execute certificates for shares of stock of the Corporation; and to have general charge of the property of the Corporation and to supervise and direct all officers, agents, and employees of the Corporation.

Section 4.06. The President. The President, in the absence or disability of the Chief Executive Officer to perform the duties and exercise the powers of the Chairman of the Board of Directors, shall perform the duties and exercise the powers of the Chairman of the Board of Directors. The President shall be the principal administrative officer of the Corporation, subject to the direction and approval of the Chief Executive Officer, and shall be responsible for the implementation of the details of managing the administrative affairs of the Corporation, and shall perform such other duties incident to the office of the President and shall perform all such other duties and have such other powers as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, or these Bylaws. Subject to the direction of the Board of Directors and the Chief Executive Officer, the President shall have authority to execute any deed, conveyance, mortgage, guarantee, lease, obligation, bond, certificate, contract, or other paper or instrument of the Corporation; to execute certificates for shares of stock of the Corporation; and to have general charge of the property of the Corporation and to supervise and direct all officers, agents, and employees of the Corporation (other than the Chief Executive Officer).

Section 4.07. Vice Presidents. Each Vice President, Senior Vice President, or Assistant Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, or as the Chief Executive Officer or the President may from time to time delegate to him or her.

Section 4.08. Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or the President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the minute book and the seal of the Corporation, if any, and affix the seal, if any, to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

12

Section 4.09. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to such person. An Assistant Secretary shall generally assist the Secretary and perform such other duties as the Board of Directors or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

Section 4.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or the President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties incident to the office of the Treasurer and shall perform all such other duties and have such other powers as may from time to time be assigned to him or her or them by the Board of Directors or these Bylaws.

Section 4.11. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate to him or her. An Assistant Treasurer shall generally assist the Treasurer and perform such other duties as the Board of Directors or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

Stock and Stock Certificates

Section 5.01. Stock Shares With and Without Certificates. (A) Shares shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of the stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by certificate until such certificate is surrendered to the Corporation. The Corporation is hereby authorized to issue any and all of its shares, with or without certificates.

(B) Certificated Shares. To the extent that shares are represented by certificates, such certificates shall be in such form or forms as shall be approved by the Board of Directors. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number of shares, and the par value of such shares or a statement that such shares are without par value. The certificate shall be signed by or in the name of the Corporation by the Chief Executive Officer, the President, or any Vice President or Senior Vice President and by the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on a certificate may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent, or registrar of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue. The certificate may also be sealed with the seal of the Corporation, if any, or a facsimile thereof.

Section 5.02. Lost Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen, or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction, and the Board of Directors or the transfer agents and registrars may, in their discretion, require the record holder of the shares or his or her legal representative to give the Corporation a bond sufficient to indemnify the Corporation and applicable transfer agents and registrars against any claim made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

13

Section 5.03. Transfer of Shares. Registration of transfers of shares shall be made only on the books of the Corporation upon request of the registered holder of such shares, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and, if the shares are represented by certificates, upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 5.04. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.05. Fixing Date for Determination of Stockholders of Record. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty days before such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

General Provisions

Section 6.01. Fiscal Year. The fiscal year of the Corporation begins on January 1 and ends on December 31, or such dates as otherwise determined by the Board of Directors from time to time.

Section 6.02. Dividends. Subject to any restrictions required by applicable law and subject to any rights and preferences of the capital stock as set forth in the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, except as otherwise provided by law.

14

Section 6.03. Seal. The Corporation may adopt a corporate seal, which shall have inscribed thereon the name of the Corporation and the words “Corporate Seal.” Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced.

ARTICLE VII

Indemnification

Section 7.01. Right to Indemnification. (A) The Corporation shall indemnify any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(B) The Corporation shall indemnify any person (likewise, a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware (the “Delaware Court”) shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court shall deem proper.

(C) Notwithstanding the foregoing, the Corporation shall not be liable for the payment of indemnification or the advancement of expenses otherwise due and payable hereunder:

(i)	to the extent expressly prohibited by applicable law;

(ii)	to the extent that payment has actually been made to or on behalf of the Covered Person under any valid and collectible insurance policy or under another valid and enforceable indemnity clause, under a provision of the certificate of incorporation, or agreement of the Corporation or any other company or other enterprise where the Covered Person is or was serving at the request of the Corporation (and the Covered Person shall reimburse the Corporation for any amounts paid by the Corporation and subsequently so recovered by the Covered Person); or

15

(iii)	in connection with any proceeding (or any part of any proceeding) initiated by the Covered Person (including any claims and counterclaims, whether such counterclaims are asserted by (A) the Covered Person or (B) the Corporation in any proceeding initiated by the Covered Person), except a judicial proceeding or arbitration pursuant to Section 7.09 to enforce rights, unless the proceeding (or any part of any proceeding) was authorized or ratified by the Board of Directors.

Section 7.02. Right to Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding set forth in Section 7.01(A) or (B) above in advance of its final disposition, provided, however, that (i) such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise and (ii) such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of a written affirmation by such Covered Person of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Corporation under Section 7.01(A) or (B), as the case may be.

Section 7.03. Success on the Merits or Otherwise. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any proceeding referred to in Section 7.01(A) or (B) above, or in defense of any claim, issue, or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person in connection therewith.

Section 7.04. Requirement to Authorize Indemnification in each Specific Case. Any indemnification under Section 7.01(A) or (B) above shall (unless ordered by a court) be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct in Section 7.01(A) or (B), as the case may be. Such determination shall be made, with respect to a Covered Person by (i) a majority vote of the Directors who are not parties to such proceeding, though less than a quorum, (ii) a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by an independent counsel as defined in Section 7.12 below (the “Independent Counsel”), in a written opinion, (iv) if so directed by the Board of Directors, by the stockholders of the Corporation, or (v) in the event of (a) the sale or other disposition of all or substantially all of the Corporation’s assets, (b) the acquisition, whether directly, indirectly, beneficially (within the meaning of rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) or of record, as a result of a merger, consolidation, or otherwise, of securities of the Corporation representing twenty percent or more of the aggregate voting power of the Corporation’s then-outstanding common stock by any “person” (within the meaning of Section 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (x) the Corporation or its subsidiaries and/or (y) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Corporation or its subsidiaries, including a trust established pursuant to any such plan; or (c) the individuals who were members of the Board of Directors as of the date of this Agreement (the “Incumbent Board”) cease to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director after the date of this agreement shall be considered as a member of the Incumbent Board if (A) his or her nomination for election, or appointment pursuant to the bylaws of the Corporation, was made by a majority vote of the directors then comprising the Incumbent Board, or (B) in the absence of a nomination or appointment so made, his or her election by the stockholders of the Corporation is not objected to by a majority vote of the directors then comprising the Incumbent Board (not to include the director or directors elected by the stockholders).

16

Section 7.05. Independent Counsel. If the determination of entitlement to indemnification is to be made by an Independent Counsel pursuant to Section 7.04 hereof, the Independent Counsel shall be selected as provided in this Section 7.05. The Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the Covered Person advising the Covered Person of the identity of the Independent Counsel selected. The Covered Person may, within five days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel as defined in Section 7.12, and shall set forth with particularity the factual basis of the assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated and has not been withdrawn, another Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the Covered Person advising the Covered Person of the identity of the Independent Counsel selected. The Covered Person may, within five days after receipt of such written notice, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel as defined in Section 7.12, and shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as the Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.

If within forty-five days (which period shall be extended by another forty-five days if the Covered Person objects to the first Independent Counsel selected by the Board as provided in the previous paragraph) after submission by the Covered Person of a written request for indemnification no such Independent Counsel shall have been finally selected as provided in the previous paragraph, then, unless otherwise agreed to in writing by the Corporation and the Covered Person, either the Corporation or the Covered Person may petition the Delaware Court for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person so appointed shall act as the Independent Counsel.

The Corporation shall pay all reasonable fees and expenses charged or incurred by the Independent Counsel in connection with his or her determinations pursuant to this Article VII, and shall pay all reasonable fees and expenses of the Covered Person incurred incident to the procedures described in this Section 7.05, regardless of the manner in which such Independent Counsel was selected or appointed.

Section 7.06 Presumptions and Effect of Certain Proceedings. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Covered Person is entitled to indemnification under Article VII, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to such presumption.

The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any proceeding to which the Covered Person is a party is resolved in any manner other than by (A) adverse judgment against the Covered Person or (B) settlement consent coupled with any payment of money or assumption of liability, it shall be presumed that the Covered Person has been successful on the merits or otherwise in such proceeding. Anyone seeking to overcome this presumption shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to such presumption.

Section 7.07. Failure to Make Timely Determination. If the person or persons or entity empowered or selected under Section 7.04 to determine whether the Covered Person is entitled to indemnification shall not have made a determination within sixty days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and the Covered Person shall be entitled to such indemnification absent (i) a misstatement by the Covered Person of a material fact, or an omission of a material fact necessary to make the Covered Person’s statement not materially misleading, in connection with the request for indemnification, or (ii) the Corporation’s not being liable for the payment of such indemnification pursuant to Section 7.01; provided, however, that such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty days, if the person, persons, or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 7.07 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7.04(iv), and if within twenty days after receipt by the Corporation of the request for such determination, the Board of Directors, a committee thereof, or the directors who are not party to the subject proceeding, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual or special meeting of the stockholders to be held within ninety days after such receipt and such determination is made thereat.

17

Section 7.08. Cooperation. The Covered Person shall cooperate with the person, persons, or entity making such determination with respect to the Covered Person’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Covered Person and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Corporation shall act reasonably and in good faith in making a determination regarding the Covered Person’s entitlement to indemnification. Any costs or expenses incurred by the Covered Person in so cooperating with the person, persons, or entity making such determination shall be borne by the Corporation (irrespective of the determination as to the Covered Person’s entitlement to indemnification), and the Corporation shall indemnify and hold the Covered Person harmless therefrom. Any failure by the Covered Person to cooperate with the person or persons making such determination shall extend as necessary and appropriate the period or periods described in Section 7.07 regarding determinations deemed to have been made.

Section 7.09. Right of Indemnitee to Bring Suit. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VII is not paid in full within thirty days after the Corporation has received a claim therefor by the Covered Person, such Covered Person shall thereupon (but not before) be entitled to file suit in the Delaware Court to recover the unpaid amount of such claim. If successful in whole or in part, such Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the person seeking indemnification or advancement of expenses is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.10. Indemnification for Expenses of a Witness. To the extent that the Covered Person is, by reason of the Covered Person’s service to the Corporation, a witness for any reason in any proceeding set forth in 7.01(A) or (B) to which the Covered Person is not a party, such Covered Person shall be indemnified against any and all expenses actually and reasonably incurred by or on behalf of such Covered Person in connection therewith.

Section 7.11. Nonexclusive Rights. The rights conferred on any Covered Person by this Article VII shall not be deemed exclusive of any other rights to which such Covered Person may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise.

Section 7.12. General Provisions. (A) For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees, or agents, so that any person who is or was a Director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

18

(B) For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee, or agent of the Corporation that imposes duties on, or involves service by, such Director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

(C) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrator of such person.

(D) Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of a proceeding for which indemnification or advancement of expenses is sought.

(E) The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, or non-profit entity.

(F) “Independent Counsel” shall mean a law firm, or member of a law firm, that is experienced in matters of corporation law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (i) the Corporation or the Covered Person in any matter material to either, or (ii) any other party to the proceeding giving rise to a claim for indemnification or advancements hereunder. Notwithstanding the foregoing, however, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights pursuant to this Article VII, regardless of when the Covered Persons’ act or failure to act occurred.

Section 7.13. Indemnification of Employees and Agents of Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

Section 7.14. Notice of Proceedings. The Covered Person shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any proceeding that may be subject to indemnification or advancement of expenses, but no delay in providing such notice shall in any way limit or affect the Covered Person’s rights or the Corporation’s obligations, except to the extent that the Corporation can establish that it was materially harmed thereby.

19

Section 7.15. Defense of Proceeding; Selection of Counsel. The Corporation shall be entitled to assume the defense of any proceeding for which the Covered Person seeks indemnification or advancement of expenses. After notice from the Corporation to the Covered Person of its election so to assume the defense thereof, the Corporation shall not be liable to the Covered Person for any expenses of counsel incurred thereafter by the Covered Person in connection with the defense thereof except as otherwise provided below. The Covered Person shall have the right to employ his or her own counsel in such a proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Covered Person unless (A) the employment of counsel by the Covered Person has been authorized by the Corporation, (B) the Covered Person shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Covered person in the conduct of the defense of such proceeding, or between other parties to the proceeding that are indemnified by the Corporation and not represented by separate counsel and the Covered Person in the conduct of the defense of such proceeding, or the Covered Person otherwise reasonably concludes that representation of both the Covered Person and the Corporation or any such other parties by the same counsel would not be appropriate, or (C) the proceeding involves the Covered Person, but neither the Corporation nor any such other party who is indemnified by the Corporation, and the Covered Person reasonably withholds consent to being represented by counsel selected by the Corporation. If the Corporation shall not have elected to assume the defense of any such proceeding for the Covered Person within thirty days after receiving written notice thereof from the Covered Person, the Corporation shall be deemed to have waived any right it might otherwise have to assume such defense.

The Corporation shall not be liable to indemnify the Covered Person for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, or for any judicial or arbitral award if the Corporation was not given an opportunity in accordance with Section 7.15 to participate in the defense of such proceeding. The Corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Covered Person without the Covered Person’s written consent. Neither the Corporation nor the Covered Person shall unreasonably withhold its consent to any proposed settlement.

Section 7.16. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

Section 7.17. Continuing Offer, Reliance, etc. The provisions of this Article VII (i) are for the benefit of, and may be enforced by, each Director and officer of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Director or officer, and (ii) constitute a continuing offer to all present and future Directors and officers of the Corporation. The Corporation, by its adoption of these Bylaws, acknowledges and agrees that each present and future Director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article VII in accepting and serving in any of the capacities referred to in this Article VII.

ARTICLE VIII

Forum

Section 8.01. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Delaware Court shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim implicating the choice-of-law rule known as the internal affairs doctrine.

20

ARTICLE IX

Amendments

Section 9.01. By Stockholders. Unless otherwise provided in the Certificate of Incorporation, any bylaw (including these Bylaws) may be adopted, amended, altered, or repealed, and new bylaws made, by the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of the issued and outstanding shares of the Corporation’s capital stock entitled to vote, voting together as a single class.

Section 9.02. By Directors. Unless otherwise provided in the Certificate of Incorporation, any bylaw (including these Bylaws) may be adopted, amended, altered, or repealed, and new bylaws made, upon the approval of a majority of the Whole Board, thereafter to be approved by an affirmative vote of stockholders as provided in Section 9.01 above. The term “Whole Board” at any time shall mean the total number of authorized directors fixed at the time.

21